As filed with the Securities and Exchange Commission on October 18, 2001.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTINENTAL AIRLINES, INC.

(Exact name of Registrant as specified in its charter)

Delaware 1600 Smith Street, Dept. HQSEO 74-2099724

(State or other jurisdiction Houston, Texas 77002 (I.R.S. Employer of incorporation or organization) (Address of principal executive offices) Identification No.)

(Zip Code)

CONTINENTAL AIRLINES, INC.

1997 EMPLOYEE STOCK PURCHASE

PLAN

(Full title of the plan)

Jennifer L. Vogel

Vice President and General Counsel

Continental Airlines, Inc.

1600 Smith Street, Dept. HQSLG

Houston, Texas 77002

(Name and address of agent for service)

(713) 324-5207

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Class B common stock, par value $.01 per share(2)	2,500,000(3)	$18.675	$46,687,500	$11,671.88

(1) Estimated solely for the purpose of calculating the registration fee which, pursuant to Rule 457(c), is based on the average of the high and low prices of the Class B common stock reported on the New York Stock Exchange on October 15, 2001.

(2) This registration statement also relates to rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant. One right is attached to and trades with each share of the Registrant's Class B Common Stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Registrant's Class B Common Stock. Any value attributable to such rights is reflected in the market price of the Registrant's Class B Common Stock.

(3) This registration statement shall also include any additional shares of Class B Common Stock issuable pursuant to the antidilution provisions of the Plan.

Pursuant to General Instruction E to Form S-8, the undersigned Registrant hereby incorporates herein by reference the contents of Registration Statement No. 333-16723 relating to the Registrant's 1997 Employee Stock Purchase Plan, provided that Item 5 thereof is hereby replaced in its entirety to read as follows:

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the Class B common stock offered hereby are being passed upon by Jennifer L. Vogel, Vice President and General Counsel of the Registrant. Ms. Vogel, as an employee of the Registrant, is eligible to participate in the Continental Airlines, Inc. 1997 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 16, 2001.

CONTINENTAL AIRLINES, INC.

By: /s/ Jennifer L. Vogel

Jennifer L. Vogel

Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 16, 2001.

Signature Title

________________* Chief Executive Officer

Gordon M. Bethune (Principal Executive Officer)

and Director

________________* President and Director

Lawrence W. Kellner

________________* Staff Vice President and Controller

Chris T. Kenny (Principal Accounting Officer)

________________* Director

Thomas J. Barrack, Jr.

________________* Director

David Bonderman

________________* Director

Kirbyjon H. Caldwell

________________* Director

Patrick Foley

________________* Director

Douglas H. McCorkindale

________________* Senior Vice President--Finance

Jeffrey J. Misner (Principal Financial Officer)

________________* Director

George G.C. Parker

________________* Director

Richard W. Pogue

________________* Director

William S. Price III

________________* Director

Donald L. Sturm

________________* Director

Karen Hastie Williams

________________* Director

Charles A. Yamarone

*By__/S/ SCOTT R. PETERSON_______

Scott R. Peterson

Attorney in-Fact

October 16, 2001

EXHIBIT INDEX

Exhibit No. Description

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by referenced to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K").

4.1(a) Certificate of Designation of Series A Junior Participating Preferred Stock, included as Exhibit A to Exhibit 4.1 (incorporated by reference to Exhibit 3.1 to the 2000 10-K).

4.2 By-Laws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the 2000 10-K).

4.3 Specimen Class B Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Form S-1 Registration Statement (No. 33-68870)).

4.4 Amended and Restated Rights Agreement, dated as of November 15, 2000, between the Company and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.11 to the Company's Current Report on Form 8-K dated November 15, 2000 (the "11/00 8-K").

4.5 Form of Right Certificate, included as Exhibit B to Exhibit 4.4 (incorporated by reference to Exhibit 99.11 to the 11/00 8-K).

4.6* Continental Airlines, Inc. 1997 Employee Stock Purchase Plan Amended and Restated as of April 24, 2000.

4.7* Amendment to Continental Airlines, Inc. Employee Stock Purchase Plan dated February 6, 2001.

5* Opinion of Vice President and General Counsel.

23.1* Consent of Ernst & Young LLP

23.2* Consent of Vice President and General Counsel (included in Exhibit 5).

24* Powers of Attorney (Gordon M. Bethune, Lawrence W. Kellner, Chris T. Kenny, Thomas J. Barrack, David Bonderman, Kirbyjon H. Caldwell, Patrick Foley, Douglas H. McCorkindale, Jeffrey J. Misner, George G.C. Parker, Richard W. Pogue, William S. Price, Donald L. Sturm, Karen Hastie Williams, Charles A. Yamarone).

______________

*Filed herewith.